            INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

     We consent to the incorporation by reference in this Registration Statement on Form S-3 pertaining to the registration of 1,583,063 shares of common stock and 152,752 shares of common stock issuable upon exercise of certain warrants of our report dated September 14, 1998 with respect to the consolidated financial statements appearing in the Annual Report on Form 10-K of uniView Technologies Corporation as of June 30, 1998 and for the year then ended and to the reference to us under the heading
"Experts"   in  the  Prospectus,  which  is  part  of  this  Registration
Statement.

                                   /s/   King Griffin & Adamson P.C.

                                   KING GRIFFIN & ADAMSON P.C.

Dallas, Texas
October 9, 2000